Exhibit 1.01

CNH Industrial N.V.

Conflict Minerals Report

For The Year Ended December 31, 2018

I.	Overview

This report has been prepared by CNH Industrial N.V. (herein referred to as “CNH Industrial,” or the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). References to internet websites herein are provided only as required by the Rule and information available through these websites is not incorporated by reference into this Form SD.

We are a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 44 countries and a commercial presence in approximately 180 countries around the world.

Our principal products include agricultural and construction equipment, commercial vehicles and engines, transmissions and axles. Tin, tantalum, tungsten and gold (“3TG”) can be found in all of our products.

Our products are highly complex, typically containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world. Many of our suppliers are located outside the United States and include foreign entities that are not subject to the Rule. In addition, there are generally multiple tiers between the 3TG mines and our suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information on the origin of the 3TG contained in components and materials purchased by us.

II.	Reasonable Country of Origin Inquiry (“RCOI”)

We conducted an inquiry of our suppliers to determine the country of origin of the components provided to CNH Industrial. Measures taken to make the determination were in accordance with Step 2 of the Due Diligence Guidance for Responsible Supply Chains of Minerals From Conflict-Affected and High-Risk Areas of the Organisation for Economic Cooperation and Development (“OECD”) and its supplements for tin, tantalum, and tungsten and gold (“OECD Guidance”). Our RCOI comprised identification of relevant suppliers and a survey of those suppliers.

Because of the scope and complexity of our supply chain, we developed a risk-based approach that focused on our major direct suppliers as well as direct suppliers that we believed were likely to provide us with components containing 3TG (collectively, the “Surveyed Suppliers”). Surveyed Suppliers represented approximately 85% of the purchases (by dollar value) that we made for goods from suppliers. For purposes of this report, the “Covered Countries” means the Democratic Republic of Congo (the “DRC”) and its adjoining countries.

We requested that all Surveyed Suppliers provide information to us regarding 3TG and smelters using the template developed by the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (the “Template”). The Template is a free, standardized reporting template that facilitates disclosure and communication of information regarding smelters and refiners that provide 3TG to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy and its due diligence process, and requests information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by such smelters and refiners. The information we receive is submitted into an electronic database to facilitate information analysis.

OECD Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted a conflict minerals policy that is publicly available on our website at

http://www.cnhindustrial.com/en-us/governance/policies_and_guidelines/Pages/sustainability_guidelines.aspx

Internal Team

We have established a management system to support supply chain due diligence related to goods that may contain 3TG. Our management system includes a cross-functional executive steering committee sponsored by senior legal and compliance staff, and a team of subject matter experts from functions such as purchasing, parts and service and internal audit. A working group, reporting to the Steering Committee, was formed to develop and implement a Conflict Minerals compliance program approved by the Steering Committee.

Control Systems

We do not have a direct relationship with 3TG smelters and refiners; therefore, we rely on suppliers to provide information on the origin of the 3TG contained in the components and materials supplied to us. We are a member of RMI (RMI Member Code: CNHI). RMI serves as a resource for companies from a range of industries to help them make sourcing decisions that improve regulatory compliance and support responsible sourcing from conflict-affected and high-risk areas. RMI program initiatives include the Responsible Minerals Assurance Process (“RMAP”), which identifies smelters and refiners that source minerals in conformance with RMAP, and the Template. We use the Template in our RCOI and RMAP data and information in our identification and assessment of risks in the supply chain.

Supplier Engagement

We have engaged our direct suppliers through direct communication, including multiple communications regarding the Rule. We provided the Surveyed Suppliers with instructions for responding to the Template and access to a conflict minerals compliance e-mail address, monitored by a member of the Conflict Minerals working group, which Surveyed Suppliers could use to seek assistance in interpreting and completing the Template. Our standard purchase order terms and conditions and purchase agreements require our suppliers to provide us with supporting information and documentation evidencing due diligence of 3TG in their respective supply chains. We have adopted and made available to our suppliers a Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

Grievance Mechanism

We have processes to collect and act on concerns expressed by employees and others about possible improper or unethical business practices, violations of company policies (including our Code of Conduct, the Supplier Code of Conduct and Conflict Minerals Policy) or applicable laws. This grievance mechanism is described in our Conflict Minerals Policy.

OECD Step 2. Identify and Assess Risks in the Supply Chain

Our method for determining the country of origin of 3TG contained in our products was to conduct a supply-chain survey with Surveyed Suppliers using the Template. We have implemented a third-party software solution to collect and manage supplier CMRT data. We use this third-party solution to track communications with suppliers, analyze the CMRT data provided by suppliers, aggregate the supplier CMRT data for our reporting, and follow up with any supplier whose CMRT data we identified to contain incomplete or potentially inaccurate data. We rely on our suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. Smelters and refiners identified by a supplier in response to our supply-chain survey are compared against the RMI list to identify and assist in assessing the risk that the 3TG used in our products may have originated in the Covered Countries.

III.	Due Diligence Design and Performance

Design of Due Diligence

Pursuant to the Rule, we performed due diligence on the source and country of origin of 3TG in our products, including the goods we purchase from suppliers. Our due diligence measures have been designed to conform with the due diligence framework presented in the OECD Guidance.

Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

OECD Step 3. Design and Implement a Strategy to Respond to Identified Risks

•	The Steering Committee is periodically briefed about our due diligence efforts.

•	We have adopted a conflict minerals policy.

•

Suppliers are required to adhere to our Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

•	We follow-up with the Surveyed Suppliers that provide incomplete or inconsistent responses.

•	We follow up with Surveyed Suppliers who listed non-compliant or uncertified smelters or refiners in their CMRT.

OECD Step 4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence At Identified Points In The Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation in RMI. RMI developed the RMAP, which uses an independent third-party audit to identify smelters and refiners that have management systems and sourcing practices in place to conform with RMAP protocols and global standards.

OECD Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available in our website http://www.cnhindustrial.com/en-us/investor_relations/regulatory_filings/Pages/SEC_filings.aspx    and is filed with the SEC.

IV.	Due Diligence Results:

Survey Responses

We reviewed the Surveyed Supplier responses, including those not provided on the Template, to determine whether further engagement was necessary. When reviewing the Surveyed Supplier responses, we focused on incomplete responses as well as inconsistencies within the data reported by those suppliers. We worked directly with such suppliers in an effort to secure revised responses.

The vast majority of the responses received provided data only with respect to the supplier’s overall 3TG sourcing, without specifying if the 3TG was used in the specific goods supplied to us. Consequently, we cannot be certain that the smelters or refiners identified by the vast majority of our Surveyed Suppliers supplied 3TG to us rather than to other customers of that Surveyed Supplier.

A minority of responses listed specific smelters or refiners. Such responses collectively identified 294 unique facilities as identified by the RMI, of which 253 were included on the RMAP Conformant Smelters and Refiners List. We also identified 40 smelters or refiners that may be sourcing from the Covered Countries and may not have been from recycled or scrap resources. All 40 of these processing facilities have been validated as compliant with RMAP protocols. Please see Attachment A for a list of smelters and refiners reported to us by the Surveyed Suppliers that listed specific smelters or refiners. The smelters or refiners listed in Attachment A may have processed the 3TG necessary for our products, but we do not have sufficient information to determine that is the case. While there have been improvements in the systems of transparency and control for the sourcing of necessary 3TG, these results are not unexpected, especially given our downstream position as a manufacturer of agricultural and construction equipment, commercial vehicles and engines.

Efforts to Determine Mine or Location of Origin

We requested our suppliers complete the Template, which includes questions regarding the locations of smelters and refiners or origin for the minerals. When a supplier cannot directly obtain information beyond smelter or refiner name, we consult the RMI to determine the country of origin and whether the smelter or refiner has been validated as RMAP conformant.

Expected Future Actions

Going forward, we intend to build on our efforts in 2018 and continue working with our suppliers to improve the quality of the information provided. We also intend to continue to participate in RMI meetings in order to gather best practices and collaborate with industry peers.

Caution Concerning Forward-Looking Statements
Certain statements in this report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Actual results could differ materially from those anticipated in such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly any forward-looking statements.

Attachment A

The processing facilities listed in the table below represent the smelters and refiners provided by the Surveyed Suppliers that provided a list of smelters or refiners. The smelters or refiners may have processed the 3TG necessary for our products, but we do not have sufficient information to determine with certainty that is the case. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG, but based on the data gathered from RMI, we believe that the sources may include the countries listed following the table.

Metal	Smelter	Smelter Country
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Gold	Caridad	MEXICO
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Sai Refinery	INDIA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Tony Goetz NV	BELGIUM
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Super Ligas	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

Metal	Smelter	Smelter Country
Tin	Alpha	UNITED STATES OF AMERICA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery—Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN

Metal	Smelter	Smelter Country
Tin	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Metal	Smelter	Smelter Country
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Tantalum	LSM Brasil S.A.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Metal	Smelter	Smelter Country
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold	PAMP S.A.	SWITZERLAND
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Gold	Planta Recuperadora de Metales SpA	CHILE
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES OF AMERICA

Metal	Smelter	Smelter Country
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tin	Thaisarco	THAILAND
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold	WIELAND Edelmetalle GmbH	GERMANY
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN

Metal	Smelter	Smelter Country
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA

*Processing facility name and location as reported by the Responsible Minerals Initiative (RMI)

Country of Origin for the Conflict Minerals processed by the facilities listed above may include:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic Of), Kyrgyzstan, Lithuania, Macedonia (The Former Yugoslav Republic Of), Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan (Province Of China), Thailand, Turkey, United Arab Emirates, United States Of America, Uzbekistan, Vietnam